Exhibit 10.7

SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”) is executed as of May 19, 2021, between ENCAP INVESTMENTS L.P., a Delaware limited partnership (“Sublandlord”) and APPLIED BLOCKCHAIN, INC., a Nevada corporation (“Subtenant”).

RECITALS

Sublandlord has the right to possession of Suite 2100 consisting of 11,199 rentable square feet of space (the “Premises”) in the office building located at 3811 Turtle Creek Blvd., Dallas, Texas 75219, commonly known as Turtle Creek Center (the “Building”), under the Office Lease dated January 24, 1997 between The Utah State Retirement Investment Fund, an independent agency of the State of Utah (“Original Landlord”) as “Landlord”, and Encap Investments L.C. (“Original Tenant”) as “Tenant” (such lease, as amended by First Amendment to Office Lease dated as of April 4, 2000, Second Amendment to Office Lease dated as of the day of August, 2003 (sic), Third Amendment to Office Lease dated as of November 13, 2006, Fourth Amendment to Office Lease dated as of February 13, 2009, Fifth Amendment to Office Lease dated as of April ___, 2011 (sic), and Sixth Amendment to Office Lease dated March 17, 2016 (“Sixth Amendment”), is herein referred to as the “Base Lease”). EOS Properties at Turtle Creek, LLC, a Delaware limited liability company (“Landlord”), is the successor-in-interest to Original Landlord with respect to the Base Lease and Subtenant is the successor-in-interest to Original Tenant with respect to the Base Lease. Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Base Lease.

Sublandlord desires to sublease the portion of the Premises described in Exhibit A hereto consisting of 10,699 rentable square (the “Sublease Premises”) to Subtenant, and Subtenant desires to sublease the Sublease Premises, subject to the terms and conditions contained herein.

AGREEMENTS

In consideration of the premises and other good and valuable consideration, Sublandlord and Subtenant agree as follows:

1.                  Sublease of Sublease Premises; Sublease Term. Sublandlord hereby subleases to Subtenant the Sublease Premises. Sublandlord shall tender possession of the Sublease Premises to Subtenant on the date that is one business day following the later to occur of (a) the date this Sublease is fully executed, and (b) the date Landlord provides written consent to this Sublease (such later date being the “Sublease Commencement Date”). The term for the Sublease shall commence on the Sublease Commencement Date and continue until October 31, 2026, subject to adjustment and earlier termination as provided in this Sublease (the “Sublease Term”). Within ten days following Sublandlord’s request therefor, Subtenant shall execute an agreement substantially in the form of Exhibit B hereto confirming the Sublease Commencement Date and the dates that Base Rent (defined below) shall increase during the Sublease Term.

2.                  Rent.

2.1              Base Rent. Subject to the abatement of Base Rent provided below, Subtenant shall pay to Sublandlord the following amounts for the following periods of time (“Base Rent”):

Time Period	Annual Base Rent per rentable square foot in the Sublease Premises	Monthly Base Rent
Sublease Months 1 - 13	$29.00	$25.855.92	*
Sublease Months 14 - 25	$29.75	$26,524.60
Sublease Months 26 - 37	$30.50	$27,193.29
Sublease Months 38 - 49	$31.25	$27,861.98
Sublease Months 50 - 61	$32.00	$28,530.67
Sublease Month 62 - October 31, 2026	$32.75	$29,199.35

*Notwithstanding the foregoing, provided that Subtenant is not in default of this Sublease beyond all applicable notice and cure periods, Base Rent shall be abated during (a) any portion of the Sublease Term that is prior to June 1, 2021 and (b) the first 30 days of the Sublease Term that occurs on or after June 1, 2021 of the Sublease Term, e.g., if the Sublease Commencement Date is June 21, 2021, Base Rent shall be abated through July 20, 2021. Commencing with the first day after the end of the abatement period referred to above, Tenant shall make Base Rent payments for any remaining partial calendar month and on the first day of the first full calendar month thereafter shall make Base Rent payments as otherwise provided in this Sublease. Notwithstanding such abatement of Base Rent (c) all other sums due under this Sublease, including Additional Rent, after hours HVAC, charges, etc. shall be payable as provided in this Sublease, and (d) any increases in Base Rent set forth in this Sublease shall occur on the dates scheduled therefor. The first monthly installment of Base Rent (with respect to the first full calendar month of the Lease Term for which Base Rent is due and payable without abatement) is due upon execution of this Sublease by Tenant; thereafter, Base Rent shall be payable on the first day of each calendar month.

As used herein, the term “Sublease Month” means each calendar month during the Sublease Term (and if the Sublease Commencement Date does not occur on the first day of a calendar month, the period from the Sublease Commencement Date to the first day of the next calendar month shall be included in the first Sublease Month for purposes of determining the duration of the Sublease Term and the monthly Base Rent rate applicable for such partial month).

2.2            Additional Rent. Subtenant further agrees to pay Subtenant’s Share (defined below) of the Operating Expenses, Subtenant’s Share of Electrical Cost and Subtenant’s Share of all other sums required to be paid by Sublandlord in its capacity as tenant under the Base Lease (“Additional Rent”) for the period between the Sublease Commencement Date and the last day of the Sublease Term. Such Additional Rent shall be payable on the first day of each month based upon a reasonable estimate provided to Subtenant by Sublandlord of the other sums payable by Sublandlord for that month under the Base Lease. Within 15 days after the actual amount of other sums due under the Base Lease is known by Sublandlord, Sublandlord shall notify Subtenant thereof and of Subtenant’s portion thereof. If Subtenant has overpaid rent for the period in question, such overpayment shall be credited against the next installments of rent due or returned by Sublandlord to Subtenant, or if Subtenant has underpaid rent, then Subtenant shall pay the amount of such underpayment to Sublandlord within five days after the receipt of such notice. Payment of Base Rent and Additional Rent shall be made to Sublandlord at its address written below or at such other place Sublandlord may designate in writing, without any offset or deduction whatsoever. Subtenant agrees to pay directly to Landlord (or, if Landlord is unwilling to bill and receive payments directly from Subtenant, to Sublandlord) any excess electricity usage charges and expenses allocable to Subtenant’s usage thereof in the Sublease Premises as well as any other charges allocable to Subtenant’s usage thereof in the Sublease Premises all in accordance with the terms of the Base Lease. Subtenant and Sublandlord are knowledgeable and experienced in commercial transactions and agree that, subject to the terms of Base Lease, the provisions of this Sublease for determining charges, amounts and Additional Rent payable by Subtenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. As used herein, “Subtenant’s Share” means, for the purposes of calculating the portion of Operating Expenses and Electrical Cost required to be paid by Subtenant under this Sublease, the percentage obtained by dividing (a) the number of rentable square feet in the Sublease Premises as stated above by (b) the number of rentable square feet in the Premises (i.e., 11,199 rentable square feet). Based on the current rentable square feet in the Sublease Premises and the Premises as of the date of this Sublease, Subtenant’s Share equals 95.54%. The Base Operating Year for purposes of calculating Subtenant’s Share of Operating Expenses required to be paid by Subtenant under this Sublease is 2021. All Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord for the Sublease Premises under this Sublease shall be referred to herein collectively as “Rent.”

3.                  Acceptance. Subtenant acknowledges that it has inspected the Sublease Premises demised hereunder, and is fully satisfied with their condition and accepts the same, “AS IS.” Sublandlord has made no representation or warranties of any nature whatsoever with regard to the Sublease Premises, and Sublandlord shall have no obligation or duty with regard to preparation of the Sublease Premises for occupancy by Subtenant. Sublandlord shall not be required to perform any demolition work or tenant finish-work therein or to provide any allowances therefor. Sublandlord and Subtenant stipulate that the number of rentable square feet in the Sublease Premises set forth above in this Sublease is correct. Any alterations, additions or improvements to the Sublease Premises shall be made in accordance with the provisions of the Base Lease, including but not limited to Section 9.01 thereof (entitled “Alterations”) and only with Sublandlord’s and Landlord’s (to the extent provided in the Base Lease) prior written approval of the plans and specifications thereunder.

4.                  Base Lease Incorporated. The provisions of the Base Lease are, except as otherwise herein specifically provided, hereby incorporated in this Sublease with the same effect as if entirely rewritten herein, and shall fix the rights and obligations of the parties hereto with respect to the Sublease Premises with the same effect as if Sublandlord and Subtenant were, respectively, the landlord and tenant named in the Base Lease. Subtenant hereby covenants to perform the covenants and undertakings of Sublandlord as tenant under the Base Lease to the extent the same are applicable to the Sublease Premises during the term of this Sublease, and agrees not to do or permit to be done any act which shall result in a violation of any of the terms and conditions of said Base Lease. Except as otherwise specifically provided herein, Subtenant is to have the benefit of the covenants and undertakings of Landlord in the Base Lease to the extent the same are applicable to the Sublease Premises during the term of this Sublease. It is expressly understood and agreed, however, that Sublandlord is not in the position to render any of the services or to perform any of the obligations required of Landlord by the terms of this Sublease, and that performance by Sublandlord of its obligations hereunder are conditioned upon due performance by Landlord of its corresponding obligations under the Base Lease. It is further understood and agreed, therefore, that notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not be in default under this Sublease for failure to render such services or perform such obligations required by Sublandlord by the terms of this Sublease that are the responsibility of the Landlord under the Base Lease, but Sublandlord agrees to take all responsible measures to insure that Landlord performs said obligations. The term “reasonable measures” shall not include legal action against Landlord for its failure to so perform unless Subtenant agrees to pay all costs and expenses in connection therewith.

5.                Exclusions from Base Lease. Notwithstanding anything in this Sublease to the contrary, Subtenant shall have no rights or benefits under, and Sublandlord shall have no obligation to Subtenant pursuant to, the Excluded Provisions of the Base Lease. As used herein, the term “Excluded Provisions” means the following, except to the extent such provisions are contemplated by or addressed in this Sublease: (a) any provisions that are expressly superseded by or in direct conflict with the provisions of this Sublease; (b) any right on the part of Sublandlord, as Tenant under the Base Lease, to assign the Base Lease or sublet any portion of the Premises other than the Sublease Premises; (c) any right of Sublandlord, as Tenant under the Base Lease, to make alterations and additions to its Premises; (d) any provision of the Base Lease allocating reserved or unreserved parking to Sublandlord, (e) any right on the part of Sublandlord, as Tenant under the Base Lease, to extend the term of the Base Lease; (f) any right on the part of Sublandlord, as Tenant under the Base Lease, to expand the Premises; (g) any right of contraction, cancellation or termination on the part of Sublandlord under the Base Lease, including any right arising from any provisions of the Base Lease relating to casualty or condemnation; (h) any right of first refusal, right of first opportunity, or similar options held by Sublandlord under the Base Lease; (i) any signage or naming rights granted to Sublandlord under the Base Lease; (j) any right on the part of Sublandlord, as Tenant under the Base Lease, to withhold or abate Rent (as defined in the Base Lease) or any other charges or amounts payable by Sublandlord under the Base Lease; (k) any right on the part of Sublandlord, as Tenant under the Base Lease, to avail itself of any arbitration, mediation or other dispute resolution procedures; (1) any provision of the Base Lease that expressly relates solely to any portion of the Premises other than the Sublease Premises; (m) any provisions of the Base Lease relating to the payment of rent or additional rent by Sublandlord; (n) any provisions of the Base Lease constituting representations and warranties made by Sublandlord; and (o) any provisions of the Base Lease constituting or containing indemnifications of any persons by Sublandlord in connection with loss or damage occurring outside the Sublease Premises (provided that the foregoing shall not limit any of the indemnifications made hereunder by Subtenant for the benefit of Sublandlord, nor any indemnifications made in any other agreement by Subtenant for the benefit of Landlord).

6.                  Subordinate to Base Lease. This Sublease is subject and subordinate in all respects to said Base Lease and Subtenant acknowledges that it has received a copy of said Base Lease.

7.                Subtenant’s Covenants/Default. Subtenant covenants and agrees that Subtenant will not do anything in connection with its use and enjoyment of the Sublease Premises that would constitute a Base Lease Default (as hereinafter defined) or omit to do anything that Subtenant is obligated to do under the terms of this Sublease and that would constitute a Base Lease Default. A “Base Lease Default” shall be any act, omission or circumstance with respect to Subtenant’s use and enjoyment of the Sublease Premises that constitutes, after notice and the expiration of any cure periods set forth in the Base Lease, a Default under the Base Lease. A Base Lease Default by Subtenant shall be a default under this Sublease without any additional notice and cure period being required. hi addition, it shall be a default under this Sublease if Subtenant fails to perform any of its obligations under this Sublease, and does not cure any such failure within a period of time that is: (a) the same period of time afforded to Sublandlord under the Base Lease to cure a failure to pay Rent or a monetary default by Subtenant hereunder, and (b) a period of time that is 10 days less than the period of time afforded to Sublandlord under the Base Lease to cure any other non-monetary default by Subtenant hereunder. Sublandlord shall have, as against Subtenant, all the rights Landlord would have against Sublandlord as Tenant under the Base Lease if a Default occurred under the Base Lease and Subtenant shall pay to Sublandlord all amounts, costs, losses and/or expenses incurred, abated or foregone by Sublandlord (including court costs and reasonable attorneys’ fees and expenses in securing this Sublease, including all commissions, allowances, and if this Sublease or any amendment hereto contains any abated Rent granted by Sublandlord as an inducement or concession to secure this Sublease or amendment hereto, the amount of all Rent so abated (and such abated amounts shall be payable immediately by Subtenant to Sublandlord, without any obligation by Sublandlord to provide written notice thereof to Subtenant, and Subtenant’s right to any abated Rent accruing following such Default shall immediately terminate), in each case, multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the Sublease Term as of the date of the Default and the denominator of which is the number of months in the Sublease Term. Subtenant agrees, at its sole cost and expense, to comply with all federal, state and local laws, ordinances, building codes and standards, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing (each a “Law” and collectively, “Laws”) in connection with its use and enjoyment of the Sublease Premises. Interest at the lower of (1) the highest interest rate permitted by Law, or (2) the interest rate set forth in the Base Lease effective upon a default by Sublandlord as Tenant thereunder plus two percent, may be assessed against any past due sums not paid by Subtenant when due from the original due date thereof until paid.

8.                  Use. Subtenant will use and occupy the Sublease Premises solely for general office purposes and in accordance with the use permitted under the Base Lease. Without the prior written consent of Sublandlord and Landlord (to the extent provided in the Base Lease), the Sublease Premises will not be used for any other purposes and will not be used for bitcoin mining or for crypto currency mining.

9.                  Security Deposit. Contemporaneously with the execution of this Sublease, Subtenant shall pay to Sublandlord a security deposit in the amount of $29,199.35 (the “Security Deposit”), which shall be held by Sublandlord to secure Subtenant’s performance of its obligations under this Sublease. The Security Deposit is not an advance payment of Rent or a measure or limit of Sublandlord’s damages upon Subtenant’s default of this Sublease beyond all applicable notice and cure periods. Sublandlord may, from time to time following Subtenant’s default of this Sublease beyond all applicable notice and cure periods and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Subtenant fails to perform hereunder. Following any such application of the Security Deposit, Subtenant shall pay to Sublandlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Subtenant has performed all of its obligations hereunder, Sublandlord shall, within 60 days after the expiration of the Sublease Term and Subtenant’s sun-ender of the Sublease Premises in compliance with the provisions of this Sublease, return to Subtenant the portion of the Security Deposit which was not applied to satisfy Subtenant’s obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Sublandlord transfers its interest in the Sublease Premises and the transferee assumes Sublandlord’s obligations under this Sublease, then Sublandlord may assign the Security Deposit to the transferee and Sublandlord thereafter shall have no further liability for the return of the Security Deposit. The rights and obligations of Sublandlord and Subtenant under this Section 9 are subject to any other requirements and conditions imposed by laws applicable to the Security Deposit.

10.              Sublandlord Rights.

10.1          Retained Premises. Sublandlord will be retaining the portion of the Premises that does not include the Sublease Premises (“Retained Premises”) and access to the Retained Premises is only available from the common areas of the Building through the Sublease Premises. Sublandlord shall, at all times, have access to and through the Sublease Premises to access the Retained Premises and access to, and use of, the common areas within the Sublease Premises.

10.2          Cancellation Option, Sublandlord covenants to, and agrees that, Sublandlord will not exercise the Cancellation Option set forth in Exhibit E to the Sixth Amendment during the Sublease Term so long as no Base Lease Default and no default by Subtenant of this Sublease (beyond all applicable notice and cure periods) exists. The foregoing shall not, as between Landlord and Sublandlord, be construed as a waiver by Sublandlord of the Cancellation Option.

11.              Holdover. Subtenant shall promptly vacate the Sublease Premises upon expiration or termination of this Sublease and surrender the Sublease Premises in the condition required under the Base Lease. Any holding over by Subtenant beyond the expiration date of this Sublease shall be deemed unlawful unless expressly consented to by Sublandlord in writing, and Sublandlord shall be entitled to any and all remedies in law or in equity by reason of such unlawful holding over by Subtenant. Subtenant agrees to indemnify, defend and save Sublandlord harmless against and from any and all loss, cost, expense and liability incurred by Sublandlord under the Base Lease by reason of any such holding over.

12.              Indemnification; Sublandlord Liability.

12.1          Subtenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) (a) occurring in or on the Building (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Subtenant Party or arising out of or in any way connected with this Sublease, (b) occurring in the Premises, or (c) arising out of the installation, operation, maintenance, repair or removal of any property of any Subtenant Party located in or about the Building or the land on which the Building is located. It being agreed that clauses (b) and (c) of this indemnity are intended to indemnify Sublandlord and its agents against the consequences of their own negligence or fault, even when Sublandlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Subtenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Sublandlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Sublandlord and its agents. As used herein, “Subtenant Party” means any of the following persons: Subtenant; any assignees claiming by, through or under Subtenant; any subtenants claiming by, through or under Subtenant; and any of their respective agents, contractors, officers, employees, licensees, guests and invitees.

12.2          Sublandlord is not liable for any damage to personal property owned or possessed by Subtenant or any Subtenant Party unless the damage is caused by Sublandlord’s own gross negligence or willful misconduct or that of its employees or agents. Subtenant is responsible for insuring personal property against all risks. Sublandlord is not liable for personal injury suffered by Subtenant or any Subtenant Party, unless the injury is caused by Sublandlord’s own gross negligence. Subtenant will notify Sublandlord of any unsafe or hazardous condition.

13.              Assignment or Subletting. Subtenant shall not, without the prior written consent of Landlord and Sublandlord, assign the term hereby demised, nor suffer or permit it to be assigned by operation of law or otherwise, nor shall the Subtenant, without the prior written consent of Landlord and Sublandlord, let or sublet or permit the said Sublease Premises or any part thereof to be used by others for hire.

14.              Insurance. Subtenant shall maintain insurance as required under the Base Lease in the amounts stated in the Base Lease, with Sublandlord named as an additional insured. Subtenant shall furnish to Sublandlord certificates of such insurance and other evidence satisfactory to Sublandlord of the maintenance of all insurance coverage required hereunder. Subtenant acknowledges that Sublandlord shall not carry insurance of any kind on any furniture, fixtures, equipment or other personal property of Subtenant (including the Existing Furniture, defined below) located in the Sublease Premises or Building, or on any alterations installed in the Premises or Building by or on behalf of Subtenant in accordance with the provisions of this Sublease and the Base Lease, and that Sublandlord shall not be obligated to repair any damage thereto or replace same.

15.              Existing Furniture. Subtenant shall be permitted to use Sublandlord’s right, title and interest to the personal property, fixtures and equipment located in the Sublease Premises as described on Exhibit C hereto (the “Existing Furniture”) during the Sublease Term, subject to the following conditions: (a) Subtenant shall, at its sole cost and expense, maintain all Existing Furniture in good operating order and condition, including making all needed repairs and replacements to the Existing Furniture, ordinary wear and tear excepted; (b) Subtenant shall, at its sole cost and expense, maintain insurance covering the Existing Furniture as required by Section 14 of this Sublease, (c) Subtenant shall not, without Sublandlord’s prior written consent, remove any of the Existing Furniture from the Sublease Premises (except for the removal of any item temporarily for maintenance and repair or, if removed permanently, such item is worn out or obsolete and is replaced, at Subtenant’s expense, by an item of equal or better suitability and value), and

(d) Subtenant shall be liable for all taxes levied or assessed against the Existing Furniture. If any Existing Furniture breaks and cannot be repaired, Subtenant shall give Sublandlord written notice thereof, and Sublandlord may, at its option, either give Subtenant such equipment to trade in on new equipment (in which case, the new equipment purchased by Subtenant shall belong to Subtenant), or may remove the broken equipment from the Sublease Premises at Subtenant’s expense. Subtenant accepts the Existing Furniture in its current condition on an “AS-IS” basis with all faults, WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF SUBLANDLORD AND SUBTENANT EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY ANY LAW. Provided no default (beyond all applicable notice and cure periods) by Subtenant of this Sublease has occurred, at the natural expiration of this Sublease (but not if this Sublease is terminated earlier for any reason), Sublandlord shall convey Sublandlord’s interest in the Existing Furniture to Subtenant for the sum of $2,000.00, shall execute a bill of sale and assignment evidencing such sale to Subtenant, and Subtenant shall be solely responsible for removing the Existing Furniture from the Sublease Premises in conformance with the Sublease and the Base Lease.

16.              Parking. During the Sublease Term, Subtenant shall be provided a total of I7 parking spaces consisting of the following: (a) 1 Reserved Executive Parking Space in the Executive Garage, (b) 6 Non-Reserved Parking Spaces in the Building’s adjacent parking garage and (c) 10 Executive Non-Reserved Parking Spaces in the Building’s adjacent garage. Subtenant’s Non-Reserved Parking Spaces and Executive Non-Reserved Parking Spaces shall be on a non-exclusive, unassigned, first-come, first-served basis. Regardless of whether Subtenant elects to use such parking spaces, Subtenant shall pay to Sublandlord, contemporaneously with the payment of Base Rent, parking rent (plus all applicable taxes) during the Sublease Term equal to (1) $200.00 per month (plus all applicable taxes) for the Reserved Executive Parking Space, (2) $50.00 per month (plus all applicable taxes) per Non-Reserved Parking Space and (3) $125 per month (plus all applicable taxes) per Executive Non-Reserved Parking Space.

All motor vehicles (including all contents thereof) shall be parked in the Executive Garage and the Building’s adjacent garage at the sole risk of Subtenant and each vehicle owner/operator, it being expressly agreed and understood Sublandlord has no duty to insure any of said motor vehicles (including the contents thereof), and Sublandlord is not responsible for the protection and sccurity of such vehicles. If, for any reason, Sublandlord is unable to provide all or any portion of the parking spaces to which Subtenant is entitled hereunder, then Subtenant’s obligation to pay for such parking spaces shall be abated for so long as Subtenant does not have the use thereof; this abatement shall be in full settlement of all claims that Subtenant might otherwise have against Sublandlord because of Sublandlord’s failure or inability to provide Subtenant with such parking spaces. Sublandlord shall not be responsible for enforcing Subtenant’s parking rights against any third parties. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SUBLEASE, SUBLANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR IN THE EXECUTIVE GARAGE OR THE BUILDING’S ADJACENT PARKING GARAGE AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

17.              Signage. Sublandlord shall request that Landlord include Subtenant’s name in any Building directory. In addition, subject to Landlord’s (to the extent required by the Base Lease) and Sublandlord’s prior written approval as to the location, design, size, color, material composition and plans and specifications therefor, Subtenant may, for the Sublease Term and at Subtenant’s sole expense, install Subtenant’s name and logo at the entrance to the Sublease Premises. Prior to the expiration or earlier termination of the Sublease Term, Subtenant shall remove all such signage, repair any damage caused by the installation, maintenance or removal of such signage, and restore the area where such signage was located to its condition prior to the installation of such signage. If Subtenant fails to do so, Sublandlord may perform such removal, repair and restoration work at Subtenant’s cost and expense, plus an administrative fee of 10% of such costs, and Subtenant shall pay Sublandlord for such costs within 30 days following Sublandlord’s delivery of an invoice therefor. Except as provided in this Section 17, no sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the outside or the inside of the Building so that it. is visible from the exterior of the Sublease Premises, except as otherwise provided herein or with Sublandlord’s prior written consent. If any such sign, advertisement or notice is exhibited without first obtaining Sublandlord’s written consent, Sublandlord (and Landlord, to the extent it has such right under the Base Lease) shall have the right to remove the same, and Subtenant shall be liable for any and all costs, liabilities and expenses incurred by said removal.

18.              Landlord’s Consent. This Sublease is subject to and conditioned upon the written consent of Landlord to this subletting.

19.              Notices; No Electronic Records. All notices and other communications given pursuant to this Sublease shall be in writing and shall be (a) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address listed below, (b) hand-delivered to the intended addressee, or (c) sent by a nationally recognized overnight courier service. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). Sublandlord and Subtenant hereby agree not to conduct the transactions or communications contemplated by this Sublease by electronic means, except by electronic signatures as specifically set forth in Section 27; nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except as specifically set forth in this Section and other electronic signatures as specifically set forth in Section 2714. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

Sublandlord:	EnCap Investments L.P. 1100 Louisiana, Suite 4900 Houston, Texas 77002 Attn: Craig Friou
Subtenant:	Applied Blockchain, Inc. 3811 Turtle Creek Blvd., Suite 2100 Dallas, Texas 75219 Attention: David Rench

20.              Brokerage. Neither Sublandlord nor Subtenant has dealt with any broker or agent in connection with the negotiation or execution of this Sublease other than Jones Lang LaSalle Brokerage, Inc. a Texas corporation, whose commission shall be paid by Sublandlord pursuant to a separate written agreement. Subtenant and Sublandlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

21.              Binding Effect; Governing Law. Except as modified hereby, the Base Lease shall remain in full effect and this Sublease shall be binding upon Sublandlord and Subtenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Sublease and the terms of the Base Lease, the terms of this Sublease shall prevail. This Sublease may not be amended except by instrument in writing signed by Sublandlord and Subtenant. No provision of this Sublease shall be deemed to have been waived by Sublandlord unless such waiver is in writing signed by Sublandlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Sublandlord to insist upon the performance by Subtenant in strict accordance with the terms hereof. This Sublease shall be governed by the laws of the State in which the Premises are located.

22.              Invalidity Clause. If any provision of this Sublease or the application thereof to any person or circumstance shall to any extent be held invalid, then the remainder of this Sublease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by Law.

23.              Authority. The persons executing this Sublease on behalf of Subtenant hereby consent, represent and warrant that Subtenant is a corporation duly formed and validly existing under the laws of the State of Nevada, and is duly qualified to transact business in the State of Texas; and that the person or persons executing this Sublease on behalf of Subtenant are duly authorized to execute this Sublease and possess the power and authority to bind Subtenant hereto.

24.              Prohibited Persons and Transactions. Subtenant represents and warrants that Subtenant is not, and covenants and agrees that Subtenant will not become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and Subtenant covenants and agrees that it will not Transfer this Sublease to, any such persons or entities (and any such Transfer shall be void).

25.              Confidentiality. Subtenant acknowledges that the terms and conditions of this Sublease are to remain confidential for Sublandlord’s benefit, and may not be disclosed by Subtenant to anyone, by any manner or means, directly or indirectly, without Sublandlord’s prior written consent; however, Subtenant may disclose the terms and conditions of this Sublease to its partners, attorneys, accountants, brokers, employees and existing or prospective financial partners, or if required by Law or court order, provided all parties to whom Subtenant is permitted hereunder to disclose such terms and conditions are advised by Subtenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Subtenant shall be liable for any disclosures made in violation of this Section 25 by Subtenant or by any entity or individual to whom the terms of and conditions of this Sublease were disclosed or made available by Subtenant. The consent by Sublandlord to any disclosures shall not be deemed to be a waiver on the part of Sublandlord of any prohibition against any future disclosure.

26.              Entire Agreement. This Sublease (and, to the extent incorporated in the Sublease, the Base Lease) contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings relating to the leasing of the Sublease Premises and Sublandlord’s and Subtenant’s obligations in connection therewith, and neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease. All understandings and agreements, if any, heretofore had between the parties are merged in this Sublease, which alone fully and completely expresses the agreement of the parties. The failure of any party hereto to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver or modification of any covenant, agreement, term, provision or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Subtenant and Sublandlord. No surrender of possession of the Sublease Premises or of any part thereof or of any remainder of the Sublease Term shall release Subtenant from any of its obligations hereunder unless such surrender is approved by Sublandlord in its sole discretion in writing. The receipt and retention by Sublandlord of monthly Base Rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant or Subtenant, or as a release of Subtenant from the further keeping, observance or performance by Subtenant of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of monthly Base Rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

27.              Counterparts. This Sublease (and amendments to this Sublease) may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Sublease, the parties may execute and exchange, by electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Sublease to physically form one document. The parties hereto consent and agree that this Sublease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (a) to the extent a party signs this Sublease using electronic signature technology, by clicking “SIGN”, such party is signing this Sublease electronically, and (b) the electronic signatures appearing on this Sublease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Executed as of the date first written above.

SUBLANDLORD:	ENCAP INVESTMENTS L.P., a Delaware limited partnership

By:	/s/ Craig Friou
Name:
Title:

SUBTENANT:	APPLIED BLOCKCHAIN, INC., a Nevada corporation

By:	/s/ David M. Rench
Name:
Title:

[Signature Page to Sublease Agreement]

EXHIBIT A

DEPICTION OF SUBLEASE PREMISES AND RETAINED PREMISES

☐Sublease Premises ☐Retained Premises

A-1

EXHIBIT B

CONFIRMATION OF SUBLEASE COMMENCEMENT DATE

, 2021

Applied Blockchain, Inc.

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

Attention: David Rench

Re:	Sublease Agreement (the “Sublease”) dated May 19, 2021, between ENCAP INVESTMENTS L.P., a Delaware limited partnership (“Sublandlord”) and APPLIED BLOCKCHAIN, INC., a Nevada corporation (“Subtenant”), for the sublease of approximately 10,699 square feet of rentable area (the “Sublease Premises”) pursuant to the Sublease. Capitalized terms used herein but not defiled shall be given the meanings assigned to them in the Sublease unless otherwise indicated.

Ladies and Gentlemen:

Sublandlord and Subtenant agree as follows:

1.                  Condition of Sublease Premises. Subtenant has accepted possession of the Sublease Premises pursuant to the Sublease.

2.                  Sublease Commencement Date. The Sublease Commencement Date is_______, 2021

3.                  Base Rent. Base Rent for the Sublease Premises shall be the following amounts for the following periods of time:

Time Periods	Base Rent Rate per rentable square foot in the Sublease Premises	Monthly Base Rent
// - //	$29.00	$25,855.92	*
// - //	$29.75	$26,524.60
// - //	$30.50	$27,193.29
// - //	$31.25	$27,861.98
// - //	$32.00	$28,530.67
// - 10/31/2016	$32.75	$29,199.35

*Notwithstanding the foregoing, provided that Subtenant is not in default of the Sublease beyond all applicable notice and cure periods, Base Rent shall be abated between the Sublease Commencement Date and     , 2021.

4.                  Ratification. Subtenant hereby ratifies and confirms its obligations under the Sublease, and represents and warrants to Sublandlord that it has no defenses thereto.

B-1

Additionally, Subtenant further confirms and ratifies that, as of the date hereof, (a) the Sublease is and remains in good standing and in full force and effect, and (b) Subtenant has no claims, counterclaims, set-offs or defenses against Sublandlord arising out of the Sublease or in any way relating thereto or arising out of any other transaction between Sublandlord and Subtenant.

5.                  Binding Effect; Governing Law. Except as modified hereby, the Sublease shall remain in full effect and this letter shall be binding upon Sublandlord and Subtenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Sublease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Sublease Premises is located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

ENCAP INVESTMENTS L.P., a Delaware limited partnership

By:	/s/ Craig Friou
Name:
Title:

Agreed and accepted:

APPLIED BLOCKCHAIN, INC., a Nevada corporation

By:	/s/ David M. Rench
Name:
Title:

B-2

EXHIBIT C

EXISTING FURNITURE

War Room

Two Samsung 65” Consumer Grade displays installed on the wall with a Lifesize 10X camera in between mounted using the Vaddio Thin Profile Wall Mount

One Barco Wireless Presentation System (CSE-200)

Two Audix M3W microphones

One Creston 10.1” Touch panel

Six JBL Controls

24 CT Ceiling speakers installed

The following additional equipment installed in the rack in the Server Room: one Crestron DMPS3-

300-C, one Lifesize Icon 800 Video Conferencing System, one Biamp Tesira Forte AVB VI, one

Cisco 8-Port Switch, and one Crown CDI 1000

Conference Room Back

Two Samsung 65” Consumer Grade displays installed with a Lifesize 10X camera mounted above the displays in a Sound Controls Technologies In-Wall Recess for the Lifesize 10X

One Barco Wireless Presentation System (CSE-200)

Eight Shure MXW6/C Wireless Microphones

One Creston 10.1” Touch Panel

Six JBL Controls

24 CT Ceiling speakers installed.

The following additional equipment installed in the rack in the Server Room: one Crestron DMPS3-

300-C, Lifesize Icon 800 Video Conferencing System, Biamp Tesira

Server IO, Cisco 8-Port Switch, and a Crown CDI 1000

Conference Front

Two Samsung 65” Consumer Grade displays installed with a Lifesize 10X camera mounted in between the displays using the Vaddio Thin Profile Wall Mount.

One Barco Wireless Presentation System (CSM -1)

Eight Shure MXW6/C Wireless Microphones

One Creston 10.1” Touch Panel

Four JBL Controls

24 CT Ceiling speakers installed

The following additional equipment installed in the rack in the Server Room: one Crestron DMPS3-

300-C, Lifesize Icon 800 Video Conferencing System, an owner furnished cable box, Biamp Tesira

Server 1O, Cisco 8-Port Switch, and a Crown CDI 1000.

Offices

Two 65” Display installed

Two Barco Wireless Presentation System (CSM-1)

Two custom HDMI Wallplate installed

Two Crestron 8G+ Transmitter and Receivers for cable box.

C-1

Kitchen

One 48” Display installed

One Crestron 8G+ Transmitter and Receiver for cable box

One Middle Atlantic ERK-4425LRD — Rack in the server room

One APC SMT1500RMU - 1500VA Smart UPS

One Middle Atlantic PD-915R-SP — Surge suppressor

Custom made ping pong table

Morpho card and finger print readers

4 on all entry doors

1 on the server room

Camera

2 MK Vision external hallway cameras

C-2